STOCK PURCHASE AGREEMENT

                                 By and Between

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
                                       AND
                      CONNECTICUT INNOVATIONS, INCORPORATED



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                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS                                                    1


SECTION 2.  REPRESENTATIONS AND WARRANTIES                                 3

   2.1       Registration Rights                                           3

   2.2       Organization and Standing; Articles and Bylaws                3

   2.3       Corporate Power                                               4

   2.4       Subsidiaries                                                  4

   2.5       Capitalization                                                4

   2.6       Authorization                                                 5

   2.7       Contracts                                                     5

   2.8       Financial Information                                         6

   2.9       Absence of Undisclosed Liabilities                            6

   2.10      Absence of Certain Changes                                    7

   2.11      Taxes                                                         7

   2.12      Transactions With Related Parties                             7

   2.13      Litigation                                                    7

   2.14      Consents                                                      8

   2.15      Title to Properties; Liens and Encumbrances                   8

   2.16      Leases                                                        8

   2.17      Franchises, Licenses, Trademarks, Patents and Other Rights    8

   2.18      Issuance Taxes                                               10

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   2.19      Offering                                                     10

   2.20      Compliance with Other Instruments                            10

   2.21      Employees                                                    10

   2.22      Business of the Company                                      11

   2.23      Use of Proceeds                                              11

   2.24      Applicability of, and Compliance With, Other Laws            11

   2.25      Disclosure                                                   12

   2.26      Warranties and Representations at Closing                    13


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF HOLDER                      13

   3.1       Experience                                                   13

   3.2       Investment                                                   13

   3.3       Rule 144                                                     13

   3.4       Access to Data                                               13

   3.5       Accredited Investor                                          13


SECTION 4.  REGISTRATION                                                  14

   4.1       Certain Definitions                                          14

   4.2       Demand Registration Rights                                   14

   4.3       Company Registration                                         17

   4.4       Additional Registration Rights                               18

   4.5       Expenses of Registration                                     19

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   4.6       Registration Procedures                                      19

   4.7       Indemnification                                              19

   4.8       Information by Holder                                        21

   4.9       Rule 144 Reporting                                           21


SECTION 5.  COVENANTS OF THE COMPANY                                      22

   5.1       Basic Financial Information                                  22

   5.2       Additional Information and Rights                            23

   5.3       Prompt Payment of Taxes, etc.                                24

   5.4       Maintenance of Properties and Leases                         24

   5.5       Insurance                                                    24

   5.6       Accounts and Records                                         25

   5.7       Compliance with Requirements of Governmental Authorities     25

   5.8       Maintenance of Corporate Existence, etc.                     25

   5.9       Availability of Stock for Conversion                         26

   5.10      Confidentiality and Non-Competition Agreements               26

   5.11      Transactions with Affiliates                                 26

   5.12      Compliance by Subsidiaries                                   26

   5.13      Maintenance of Connecticut Presence                          27

   5.14      Connecticut Employment                                       27

   5.15      Equal Opportunity                                            27

   5.16      Certain Distributions/Payments                               28

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   5.17      No Conversion Rights                                         29

   5.18      Constitution of Board of Directors                           29


SECTION 6.  CLOSING AND CONDITIONS TO CLOSING                             29

   6.1       Representations and Warranties Correct                       29

   6.2       Performance                                                  30

   6.3       Secretary's Certificate                                      30

   6.4       Opinion of Company Counsel                                   30

   6.5       Legal Investment                                             30

   6.6       Qualifications                                               30

   6.7       Proceedings and Documents                                    30

   6.8       Officers' and Shareholders' Certificates                     30

   6.9       Stock Put and Call Agreement                                 30

   6.10      Good Standing Certificates                                   31

   6.11      Tax Matters                                                  31

   6.12      Commitment Fee                                               31


SECTION 7.  MISCELLANEOUS.                                                31

   7.1       Governing Law                                                31

   7.2       Survival                                                     31

   7.3       Successors and Assigns                                       31

   7.4       Entire Agreement; Amendment                                  31

   7.5       Notices, etc.                                                31

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   7.6       Delays or Omissions                                          32

   7.7       Separability                                                 32

   7.8       Legal Fees and Expenses                                      32

   7.9       Waiver                                                       33

   7.10      Titles and Subtitles                                         33

   7.11      Counterparts                                                 33


Schedules and Exhibits

Schedule I -         Schedule of Exceptions/Disclosures

Schedule II -        The Plan

Exhibit A  -         Secretary's Certificate

Exhibit B  -         Opinion of Counsel

Exhibit C  -         Officers' Agreement

Exhibit D  -         Shareholders' Agreement

Exhibit E  -         Stock Put and Call Agreement

   7.7       Separability                                                32


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                            STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 11, 1995, between INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC. (the "Company"), a corporation organized under the laws of the State of Connecticut, and CONNECTICUT INNOVATIONS, INCORPORATED (the "Holder" or "Holders", which terms shall include any and all assignees of Connecticut Innovations, Incorporated, whether one or more).

           WHEREAS, the Company has agreed to issue to the Holder shares (the "Shares") of the Company's Class C Convertible Preferred Stock, $4,961.24 par value per share ("Preferred Stock") which is convertible into shares of common stock, without par value, of the Company ("Conversion Stock"), as set forth in the Amended and Restated Certificate of Incorporation of the Company; and

           WHEREAS, the Holder has agreed to purchase the Shares provided that the Company makes certain representations, warranties and agreements, including that the Holder shall have the right under certain circumstances to sell the Shares, and any shares of Common Stock received upon conversion of the Shares, in whole or in part, to the Company;

           NOW THEREFORE, each of the parties hereto, in consideration of the mutual covenants set forth herein, agrees as follows:

SECTION 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below or in the Section of this Agreement following such term.

           Affiliate - shall mean a person (other than the Holder) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (2) which beneficially owns or holds 5% or more of any class of the voting stock of the Company or (3) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or one of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

           Amended Certificate - Section 2.1.

           Change in Control - shall mean any transaction in which the Company or any Permitted Successor sells all or substantially all its assets or transfers or exclusively licenses its principal intellectual property to another person or entity, or merges with or into another entity and the holders of voting stock of the Company or the

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Permitted Successor prior to such event do not own and continue to own more than
50% of the voting stock of the surviving entity, or the holders of voting stock of the Company or any Permitted Successor sell a controlling Interest to another person or entity.

           Closing - Section 6.1.

           Closing Date - Section 6.1.

           Common Stock - the Recitals to this Agreement.

           Connecticut Presence - shall mean that the Company or any Permitted Successor, as the case may be, together with its subsidiaries, (i) maintains its principal place of business in the State of Connecticut, (ii) bases a majority of its employees in the State of Connecticut, (iii) conducts a majority of its operations (including manufacturing and production), directly or through subcontractors, in the State of Connecticut, and (iv) maintains its principal bank accounts in the State of Connecticut.

           Conversion Shares - the Recitals to this Agreement.

           Financing - Section 2.1.

           Financing Documents - shall mean this Agreement, the Officers' Agreement and all other documents and instruments executed by the Company as part of the investment.

           Intellectual Property - Section 2.17(c).

           Investment - shall mean the amount of $640,000 invested by the Holder in the Company.

           Key Employees - shall mean those employees that are so identified in the Schedule of Exceptions/Disclosures.

           Listed Rights - Section 2.17(c).

           Officers' Agreement - Section 2.1.

           Preferred Stock - the Recitals to this Agreement.

           Put and Call Agreement - Section 2.1.

           Related Party - shall mean any officer, director, significant employee or

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consultant of the Company or any holder of 5% or more of any class of capital stock of the Company (other than the Holder) or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family or any such officer, director, employee, consultant or shareholder.

           Securities - shall mean the Shares, the Holder's rights under the Shares, and any shares of Common Stock received upon conversion of the Shares (including in each case any securities received upon any stock dividend, stock split or similar event).

           Shareholders' Agreement - Section 2.1.

           Shares - the Recitals to this Agreement.

           Technology - Section 2.17(c).

SECTION 2. REPRESENTATIONS AND WARRANTIES. Except as expressly set forth (with reference to a specific section of this Section 2) on Schedule I (the "Schedule of Exceptions/Disclosures) the Company represents and warrants to the Holder as follows:

           2.1 Registration Rights. This Agreement between the Company and the Holder; the Officers' Agreement by and between the Holder, the Company, and Messrs. Charles Bakes, Lewis Bakes, Mark Spitzer and David Wells dated the date of this Agreement (the "Officers' Agreement"); the Shareholders' Agreement by and between the Holder, the Company and each of Portia K. Bakes, Sandra L. Bakes, Mark Spitzer and Anne Wells dated the date of this Agreement (the "Shareholders' Agreement"); the put and call agreement by and between the Holder and the Company dated the date of this Agreement (the "Put and Call Agreement"); and the Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate") set forth all agreements or understandings regarding the granting of registration rights to investors in the $640,000 Preferred Stock purchased by the Holder (the "Financing"); without limiting the foregoing, there are no other agreements or understandings.

           2.2 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has all requisite power to own the properties owned by it and to conduct the business as it is being conducted by it and as contemplated by the presentation material (the "Plan") prepared by the Company, a true and correct copy of which is attached hereto as Schedule II. The Company is duly qualified and registered to do business in and is in good standing in every state

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in which the property owned by it and/or the nature of its activities requires that it be so qualified and registered. The Company has furnished the Holder and special counsel for the Holder with true, correct and complete copies of the Company's Amended and Restated Certificate of Incorporation and Bylaws, and all amendments thereto and including the Closing Date and copies of the minutes of all Board of Directors, Committees of the Board, and shareholder meetings of the Company for the most recent two years.

           2.3 Corporate Power. The Company has all requisite corporate power to enter into this Agreement and the Put and Call Agreement and will have on the Closing Date all requisite corporate power to issue and deliver the Shares to the Holder and to carry out and perform its obligations under the terms of this Agreement and the Put and Call Agreement.

           2.4 Subsidiaries. The Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any other corporation, partnership, association or business entity, or if the Company has any subsidiary or subsidiaries, each subsidiary is listed on the Schedule of Exceptions/Disclosures and each of the representations and warranties set forth in this Section 2 is also made by the Company with respect to each such subsidiary as if such subsidiary were the "Company" and the Schedule of Exceptions/Disclosures shall apply to each such subsidiary in the same manner as if such subsidiary were the "Company".

           2.5 Capitalization. The Schedule of Exceptions/Disclosures contains a true and correct list of all securities of the Company (including the amounts thereof) outstanding immediately prior to the Closing, and the holders of any interest in such securities. Immediately prior to the Closing, the Company's authorized capital stock will consist of (a) 100,000 shares of Common Stock, without par value, of which 6,094 shares will be issued and outstanding on the Closing Date, (b) 50 shares of Class A Preferred Stock, having a $25,000 par value per share (the "Class A Preferred"), 18 shares of which will be issued and outstanding on the Closing Date, and (c) 2,000 shares of Class B Preferred Stock, having a $250 par value ("Class B Preferred"), of which 1500 shares will be issued and outstanding on the Closing Date, and 129 shares of Class C Convertible Preferred Stock having a $4,961.24 par value per share ("Class C Convertible Preferred"), of which none will be issued and outstanding prior to the Closing. Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable, will be owned of record and beneficially by the shareholders and in the amounts set forth in the Schedule of Exceptions/Disclosures and will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Except as set forth in the Schedule of Exceptions/Disclosures, there are no outstanding preemptive or other preferential rights, conversion rights or other rights, options,

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warrants or agreements granted or issued by or binding upon the
Company for the purchase or acquisition of any shares of its capital stock. No holder of Common Stock has granted any option or other right to purchase from such shareholder any interest in any share of Common Stock. The Company holds 312 shares of its common stock in its treasury, and no other shares of its capital stock.

           2.6 Authorization. All action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the other Financing Documents and for the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and of the Conversion Shares has been taken or will be taken prior to Closing. This Agreement and the other Financing Documents are each a valid and binding obligation of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of this Agreement and the other Financing Documents and compliance herewith and therewith, and the issuance and sale of the Shares and Conversion Shares will not with or without notice or the passage of time or both result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, any state or federal law to which the Company is subject, the Amended Certificate or the Company's Bylaws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it or any of its property is bound, or may be affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or give to any other person or entity the right to accelerate the time for performance of any obligation of the Company. No shareholder has any preemptive rights or rights of first refusal by reason of or in connection with the issuance of the Shares or the Conversion Shares. The Conversion Shares have been duly and validly reserved by action of the Board of Directors (and are in addition to any other shares reserved for any other purpose) and are not subject to any preemptive rights or rights of first refusal, and, upon such issuance, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

           2.7       Contracts.

                     (a) The Schedule of Exceptions/Disclosures sets forth a true and correct list of the following material contracts, obligations, commitments, agreements, plans and the like ("Contracts"), whether written or oral, and all administrative, judicial and similar orders to which the Company is a party or by which it or any of its properties are bound, or affected:

                               (i) any agreement evidencing rights to purchase
                     securities of the Company or any agreement among shareholders of the Company;

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                               (ii) any loan or other agreement, note, indenture
                     or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Company or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other party;

                               (iii) any indenture, agreement or other document
                     (including private placement brochures) relating to the future sale or repurchase of securities;

                               (iv) any agreement to register under the
                     Securities Act of 1933, as amended (the "Securities Act"), any of the securities of the Company; and

                               (v) any agreement providing for disposition of
                     any line of business, assets or securities of the Company, or any agreement with respect to the acquisition of any line of business, assets or shares of any other business, any agreement of merger or consolidation or letter of intent with respect to any of the foregoing.

                     (b) A copy of each of the Contracts has been delivered to the Holder, together with a summary of each oral agreement that constitutes a Contract. The Company has complied with all material provisions of each such Contract. No event has occurred and no condition exists which with notice or the passage of time or both would constitute a default under any such Contract. To the Company's knowledge, no party to any such Contract has threatened to terminate or has any intentions of terminating its obligations thereunder.

           2.8 Financial Information. Copies of the Company's balance sheet dated June 30, 1995 (the "Balance Sheet"), and the related statement of cash flows for the quarter then ended (collectively the "Financial Statements") have been delivered to the Holder and special counsel for the Holder, present fairly the financial position of the Company as of such date, have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with Generally Accepted Accounting Principles as of the date thereof, except that the Financial Statements do not contain footnotes and are subject to year-end adjustment.

           2.9 Absence of Undisclosed Liabilities. The Company does not have, and does not know of, any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due), which, either individually or in the aggregate,

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are material and not disclosed on the Balance Sheet.

           2.10 Absence of Certain Changes. Since the date of the Balance Sheet, there has not been:

                     (a) any change in the condition, assets, liabilities, prospects or business of the Company from that shown on the Balance Sheet or other Financial Statements or as described in or contemplated by the Plan which, either individually or in the aggregate, has been or is reasonably likely to be materially adverse;

                     (b) any damage to, or destruction or loss of, any of the properties or assets for the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company or the Technology;

                     (c) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock (or any warrant, option or other right with respect to such stock) by the Company or any repayment of Company debt held by any Related Party or by any Affiliate;

                     (d) any organizational activity. collective bargaining activity, labor disputes or labor trouble; or

                     (e) any event or condition of any character, which, either individually or in the aggregate, materially adversely affects the business, operations or plans of the Company.

           2.11 Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by any appropriate taxing authority) materially complete and accurate tax returns and reports required to be filed with the United States Internal Revenue Service or with the State of Connecticut, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filling is required by law; and the Company has paid all taxes, interest, penalties, assessments or deficiencies due in connection therewith.

           2.12 Transactions With Related Parties. There is no loan, lease or other continuing transactions between the Company and any Related Party or any Affiliate.

           2.13 Litigation. There is neither pending nor threatened any action, suit, proceeding or claim, whether or not purportedly on behalf of the Company, to which the Company or any Key Employee of the Company is or may be named as a party

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or to which the Company's or any such person's property is or may be subject. To the best of the Company's knowledge and belief, there is no basis for any such action, suit, proceeding or claim, in which an unfavorable outcome, ruling or finding in any such matter or for more than one of such matters, taken together, might have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company or on the Technology. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which if granted would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

           2.14 Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company, including qualification under applicable state securities laws of the offer and sale of the Shares or of the issuance of the Conversion Shares is required in connection with the valid execution and delivery of this Agreement, or the other Financing Documents, the offer, sale or issuance of the Shares, the issuance of the Conversion Shares or the consummation of any other transaction contemplated on the Closing Date or by this Agreement.

           2.15 Title to Properties; Liens and Encumbrances. Except as set forth in the Schedule of Exceptions/Disclosures, the Company has good and marketable title to all of its properties and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges.

           2.16 Leases. Set forth in the Schedule of Exceptions/Disclosures, is a correct and complete list of all leases (including, with respect to each lease, the material provisions of such lease, including the term, the amount of rent called for and a description of the leased property) under which the Company is a lessee other than leases of personal property requiring rental payments of less than $10,000 per year. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of them are in default in any respect, and no event has occurred and no condition exists which with notice or the passage of time or both would constitute such a default.

           2.17      Franchises, Licenses, Trademarks, Patents and Other Rights.

                     (a) All (i) franchises, permits, licenses and other similar authority, (ii) patents, patent applications, patent rights, service marks, trademarks, trademark applications, trademark rights, trade names, trade name rights and copyrights (whether registered or not), and (iii) know-how, technology and trade secrets, which, in any case, are owned, possessed or used by any Related Party or which any Related Party has the right to own, possess or use, and which in any way are or may be usable now or in the future for the conduct of

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           the Company's business as now conducted or as planned to be conducted have been duly and validly transferred in full to the Company. The documents and instruments evidencing such transfer are listed in the Schedule of Exceptions/Disclosures, and a copy thereof has been delivered to special counsel for the Holder.

                     (b) The Company has all franchises, permits, licenses and other similar authority, necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority necessary for the conduct of its business as planned to be conducted, and it is not in violation, nor will the transactions contemplated by this Agreement cause a violation of the terms or provisions of any such franchise, permit, license or other similar authority.

                     (c) The Schedule of Exceptions/Disclosures lists all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Company (collectively, the "Listed Rights"). The Listed Rights constitute all the patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) necessary to the conduct of the Company's business as now being conducted, and the Company believes that it can obtain any such rights necessary for the conduct of its business as planned to be conducted. The Company has and possesses the know-how, technology and trade secrets not included in the Listed Rights (such know-how, technology and trade secrets being collectively called the "Intellectual Property") which it believes to be necessary (i) to conduct the Company's business as now being conducted and (ii) with additional know-how, technology and trade secrets which the Company plans to develop, for the conduct of its business as planned to be conducted. (The Listed Rights and the Intellectual Property collectively constitute the "Technology".) There is neither pending, nor, to the best of the Company's knowledge and belief, threatened, any claim or litigation against the Company contesting the validity or right to use any of the Listed Rights or any of the Intellectual Property, nor is the Company aware of any basis therefor, and the Company has received no notice of infringement upon or conflict with any asserted right of others. To the best of the Company's knowledge and belief, no person, corporation or other entity is infringing or violating the Listed Rights or any of the Intellectual Property. The Company does not have any obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Company granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties.

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           2.18  Issuance Taxes. All taxes imposed by any state in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

           2.19 Offering. Within the past six (6) months, the Company has not, either directly or through any agent, offered any of the Shares or any security or securities similar to the Shares for sale to, or solicited any offers to buy the Shares or any part thereof or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any party or parties other than the Holder or institutional or other sophisticated investors, each of which was offered all or a portion of the Shares at private sale for investment. Subject in part to the truth and accuracy of the Holder's representations set forth in this Agreement, the offer, sale and issuance of the Shares and Conversion Shares to the Holder as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

           2.20 Compliance with Other Instruments. The Company is not in violation of any term of its Certificate of incorporation or Bylaws, as amended. Neither the Company nor any of its property is in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company or any of such property is subject.

           2.21      Employees.

                     (a) No employee of the Company and no Related Party is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement with any prior employer or any other person, corporation, or other entity or any restrictive covenant in such an agreement, or any obligation imposed by common law or otherwise, relating to the right of any such employee or Related Party to be employed by the Company or companies similarly situated because of the nature of the business conducted or to be conducted by the Company or companies similarly situated or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's employees and/or Related Parties does not subject the Company or the Holder to any liability for any such violation.

                     (b) Each of the Company's present or former employees who has had access to proprietary information of the Company has executed a confidentiality and nondisclosure agreement. To the best of the Company's knowledge and belief, no employee or former employee of the Company is, or is now expected to be, in violation of the terms of the aforesaid agreement or of any other obligation relating to the use of confidential or proprietary information of the Company. Each of such confidentiality and non-disclosure agreements is in full force and effect.

                     (c) To the best of the Company's knowledge, no officer or Key Employee of the Company has any present intent of terminating his or her employment with the Company.

           2.22 Business of the Company. The Company has no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to manufacture, sell or use any product or service presently manufactured, sold or used or planned to be manufactured, sold or used by the Company in connection with its operations,
(ii) there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, the operations or the prospects of the Company, or (iii) there is any other fact which in the future may materially adversely affect the Company's condition, financial or otherwise, operations or prospects.

           2.23 Use of Proceeds. The Company is a technology-based company engaged in product innovation. The Company will use the proceeds of the offering for product marketing, development and operating activities conducted in Connecticut and for no other purposes. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. The Company does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Shares will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Exchange Act.

           2.24      Applicability of, and Compliance With, Other Laws.

                     (a) The Company does not have or make contributions to any pension plans, defined benefit plans or defined contribution plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to such plans, if any, listed on the Schedule of Exceptions/Disclosures, the Company is in compliance with the applicable provisions of ERISA. The Company has not incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Company under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in
           Section 4043 of ERISA) has occurred with respect to any plan administered by the Company.

                     (b) The Company's employment practices and policies are in full compliance with (i) all applicable laws of the United States and each applicable jurisdiction relating to equal employment opportunity, and any rules, regulations, administrative orders and Executive Orders relating thereto; and (ii) the applicable terms, relating to equal opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit. The Company has not been the subject of any charge of employment discrimination made against it by the United States Equal Employment Opportunity Commission or any other governmental unit, and is not presently subject to any formal or informal proceedings before, or investigations by, such Commission or governmental unit. To the Company's knowledge, neither the Company nor any of its employees nor any Related Parties are presently under investigation by any commission or governmental agency for purposes of security clearance or otherwise.

                     (c) Neither the Company nor any property owned or occupied by the Company is, nor to the Company's knowledge has been, in violation of any Federal or State environmental law of any sort of in violation of any applicable federal or state law relating to occupational health or safety. The Schedule of Exceptions/Disclosures contains a list of all environmental permits held by the Company.

           2.25 Disclosure. Neither this Agreement, the Schedule of Exceptions/Disclosures, the Balance Sheet, the Financial Statements, the Put and Call Agreement, nor any other written statement furnished to the Holder or its counsel in connection with the offer and sale of the Shares, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Holder in writing that materially adversely affects or, so far as the Company can now foresee, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform this Agreement and the other Financing Documents. The forecasts, projections, estimates and other forward-looking matters furnished to the Holder were prepared on the basis of the Company's best estimates. The Company does not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters furnished to the Holder were prepared on the basis of the

Company's best estimates. The Company does not have any reason to believe that any assumptions or statements of opinion contained in such forecasts, projections, estimates or other forward-looking matters are unreasonable or false, and the Company believes that the Holder may reasonably rely thereon.

            2.26 Warranties and Representations at Closing. All of the foregoing warranties and representations are true, complete and correct as of the date hereof and will be true, complete and correct at the Closing Date as if made at the time thereof and with respect thereto.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents and warrants to the Company as follows:

           3.1 Experience. It is experienced in evaluating and investing in companies such as the Company.

           3.2 Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

           3.3 Rule 144. It acknowledges that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be, and may never be, satisfied).

           3.4 Access to Data. It has had an opportunity to ask questions of and receive answers from, the Company's officers regarding the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested.

           3.5 Accredited Investor. It is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

SECTION 4.  REGISTRATION.

           4.1 Certain Definitions. As used in this Section 4, the following terms shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Registrable Securities" shall mean the Conversion Shares into which the Shares are convertible, less any Shares (or Conversion Shares into which such Shares shall have been converted) theretofore sold to the public or in a private placement.

           The terms "register, registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations hereunder, and the effectiveness of such registration statement.

           "Registration Expenses shall mean all expenses incurred by the Company in compliance with Sections 4.2, 4.3 and 4.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

           "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

           "Holder" shall mean any holder of outstanding Shares or Registrable Securities which (except for purposes of determining "Holders" under Section 4.7 hereof) have not been sold to the public.

           "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company or who are permitted by the Company to have securities included in a registration of the Company's securities.

           4.2 Demand Registration Rights. Immediately upon the registration of any class of the Company's securities pursuant to the federal securities laws, the Holder shall have the following demand registration rights:

                     (a) Request for Registration. If at any time the Company shall receive from any Holder a written request that the Company effect a registration involving an underwriting with respect to all or a part of the Registrable Securities, the Company will:

                               (i) promptly give written notice of the proposed
                     registration to all other Holders; and

                               (ii) as soon as practicable, use its diligent
                     best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given by such Holder or Holders within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 4.2;


                               (A) after the Company has effected two (2) such registrations pursuant to this
                                          Section 4.2(a) and such registrations
                                          have been declared or ordered
                                          effective and sales of such
                                          Registrable Securities shall have
                                          closed, provided, however, that any
                                          such registration shall not be counted
                                          as a registration for purposes of this
                                          clause (A) if the securities of
                                          directors, officers or Other
                                          Shareholders, if any, included therein
                                          comprise greater than fifty percent
                                          (50%) of all securities included in
                                          such registration; or

                               (B) prior to the date the Company becomes subject to the reporting requirements of the Exchange Act; or

                               (C) if the request for registration does not request the registration of either
                                          (i) 50% or more of the Registrable
                                          Securities or (ii) Registrable
                                          Securities with a proposed public
                                          offering price of $5,000,000 or more;
                                          or

                               (D) if, in the opinion of counsel for the Company, which opinion shall be reasonably satisfactory to the Holder, the Holder has the right to sell the Registrable Securities immediately under Rule 144(k) of the Securities Act.

                     Subject to the foregoing clauses (A), (B), (C) and (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder. The registration statement filed pursuant to the request of the Holder may, subject to the provisions of Section 4.2(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by parties who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

                     (b) Underwriting. If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 4.2 and the Company shall include such information in the written notice referred to in Section 4.2(a)(i) above. The right of any Holder to registration pursuant to this
           Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

                     If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to this Section 4.2, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such registration (the "Other Shareholders") request such inclusion, the Holder shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of all applicable provisions of this Section 4. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder and reasonably acceptable to the Company.

                     Notwithstanding any other provision of this Section 4.2, if the representative of the underwriter or underwriters advises the Holder in writing that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the securities of the Company (other than Registrable Securities) held by officers or directors of the Company and by Other Shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Holder shall so advise all Holders of Registrable Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders, directors, officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                     If any Holder of Registrable Securities, officer, director or Other Shareholder above disapproves of the terms of the underwriting, such party may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holder. The securities so withdrawn shall also be withdrawn from registration.

                     If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

           4.3   Company Registration.

                     (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                               (i) promptly give to each Holder written notice
                     thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other. state securities laws); and

                               (ii) include in such registration (and any
                     related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, subject to any limitations on the number of shares as set forth in Section 4.3(b) below.

                     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 4.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 4.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

                     Notwithstanding any other provision of this Section 4.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

                     If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

           4.4 Additional Registration Rights. In the event that the Company grants registration rights, including demand registration rights, to any other holder of securities of the Company, the Company will promptly give to the Holder written notice thereof and, if in the opinion of the Holder such registration rights are more favorable than the registration rights provided under this Agreement, the Holder shall so notify the Company within thirty (30) days of receipt of the foregoing notice from the Company, whereupon such registration rights shall automatically be deemed to be incorporated in this Agreement.

            4.5 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Sections 4.2, 4.3 and
4.4 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

            4.6 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

                     (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                     (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

                     (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

           4.7  Indemnification.

                     (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 4, will indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required by the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification of the like) incident to any such registration, qualification or compliance.

                     (b) Each Holder and Other Shareholder will, if Registrable Securities held by it, him or her are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors, partners, and agents, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                     (c) Each party entitled to indemnification under this
           Section 4.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.

           4.8 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

           4.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") at any time after it has become subject to such reporting requirements; and

                     (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows for so long as the Holder owns the Shares or any Conversion shares.

           5.1 Basic Financial Information. The Company will furnish the following reports to the Holder:

                     (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated (and consolidating) statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures of the previous fiscal year, all in reasonable detail and reviewed (without scope limitations imposed by the Company) by independent public accountants of recognized standing selected by the Company and satisfactory to the Holder;

                     (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within thirty (30) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated (and consolidating) statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, and setting forth any events which could reasonably be expected to have an adverse effect upon the Company's finances or the results of its operations, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

                     (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Sections 5.1(a) and (b), but within the time periods required for the furnishing thereof, copies of its reports filed on Form 10-K, Form 10-Q, Form 8-K, or any substantially equivalent or successor form or forms that the Company is required to file;

                     (d) Each set of financial statements delivered to the Holder pursuant to Section 5.1 will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

                               (i) Covenant Compliance - any information
                     required in order to establish whether the Company was in compliance with the requirements of this Section 5 during the period covered by the income statement then being furnished; and


                               (ii) Event of Default - that the signers have
                     reviewed the relevant terms of this Agreement and the other Financing Documents and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its subsidiaries, if any, from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under this Agreement or any of the other Financing Documents or give the Holder the right to redeem the Shares under the Certificate or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

           5.22      Additional Information and Rights.  The Company will:

                     (a) Permit the Holder (or its designated representative) to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such party may reasonably request;

                     (b) Deliver to the Holder the reports and data described below:


                               (i) As soon as available, information and data on
                     any material adverse changes in or any event or condition which materially adversely affects the business, operations or plans of the Company;


                               (ii) Immediately upon becoming aware of any
                     condition or event which constitutes a breach of this Agreement, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and


                               (iii) With reasonable promptness, such other
                     information and data with respect to the Company and its subsidiaries as the Holder may from time to time reasonably request;

                     (c) Not hold any meetings of its Directors on fewer than five (5) days' written notice and will permit the Holder to send a representative (without voting rights) to each meeting of the Board of Directors of the Company; the Holder may also send a representative (without voting rights) to each meeting of the Executive Committee of Directors at which action is to be taken upon other than routine corporate or business matters, and will give the Holder reasonable notice thereof. The Company shall give the Holder notice of each such meeting in the form and manner such notice is given to the Company's directors. The Company will not permit its directors or shareholders to conduct any material business by written consent without giving at least five (5) days' written notice to the Holder, which notice shall contain an exact copy of the consent resolution proposed to be adopted.

           5.3 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary.

           5.4 Maintenance of Properties and Leases. The Company will keep its properties in good repair, working order and condition, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries, if any, will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession of, any property.

           5.5 Insurance. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers, which are licensed to provide such insurance in the State of Connecticut, against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than the replacement value of the property insured. The Company will maintain, with financially sound and reputable insurers, which are licensed to provide such insurance in the State of Connecticut, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies, all in a form satisfactory to the Holder. The Company shall give immediate written notice to insurers of loss or damage to the property and shall promptly file proof of loss with insurers.

           5.6 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

           5.7 Compliance with Requirements of Governmental Authorities. The Company shall duly observe and conform to all requirements of governmental authorities relating to the conduct of its business or to its property or assets. Without limiting the generality of the foregoing, the Company will:

                     (a) Comply with all minimum funding requirements applicable to any pension plans, employee benefit plans or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply in all other respects with the provisions of ERISA and the provisions of the Code applicable to such plans; and

                     (b) Comply with all applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive orders relating thereto and the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company has with, from or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit; and keep all records required to be kept, and file all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such government contract.

                     (c) So conduct its business that neither the Company nor any property owned or occupied by the Company is in violation of any Federal or

           State Environmental Law of any sort or in violation of any applicable federal or state law relating to occupational health or safety.

           5.8 Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights, government approvals and franchises and all licenses and all Listed Rights and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it. The Company will not transfer, assign or license any of its Listed Rights, know-how, technology, trade secrets or Intellectual Property now owned or hereafter acquired by it without the written consent of the Holder, which consent the Holder may withhold in its discretion.

           5.9 Availability of Stock for Conversion. The Company will, from time to time, in accordance with the laws of the State of Connecticut, increase the authorized number of shares of the class of Stock into which the Shares are convertible if at any time the number of shares remaining unissued and available for issuance shall be insufficient to permit conversion in full of the Shares (or the unconverted portion thereof).

           5.10  Confidentiality and Non-Competition Agreements.

                     (a) The Company will require (i) all officers, department heads and those performing similar functions, (ii) all employees who make or have made a material contribution to the Technology or its marketing or management, and (iii) all other employees who otherwise might be deemed by the Company to be Key Employees to execute a non-competition agreement, and all employees, officers and consultants of the Company to execute a proprietary information and non-disclosure agreement, in favor of the Company, all in form and substance satisfactory to the Board of Directors of the Company, in each case as a condition precedent to the employment of such individuals and to induce the Holder to enter into this Agreement.

                     (b) The Company will cause all technological developments, inventions, discoveries or improvements made by employees of the Company and its subsidiaries to be fully documented in engineering notebooks in accordance with the best prevailing industrial professional standards, and where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

           5.11 Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's-length transaction with a person not an Affiliate.

           5.12 Compliance by Subsidiaries. The Company will cause any subsidiary which it may now have and/or which it may organize or acquire in the future to comply fully with all terms and provisions of Section 5 to the same extent as if such subsidiary or subsidiaries were the "Company" herein.

           5.13 Maintenance of Connecticut Presence. The Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) outside of the State of Connecticut and shall maintain a "Connecticut Presence" so long as the Holder owns any Shares or Conversion Shares. A Connecticut Presence shall mean, (a) maintaining the Company's principal place of business (including its executive offices and officers) in the State of Connecticut; (b) basing a majority of its employees and those of its subsidiaries in the State of Connecticut; (c) conducting a majority of its operations and those of its subsidiaries, including manufacturing activities conducted directly or through subcontractors and vendors, in the State of Connecticut; and (d) maintaining the Company's and each subsidiary's principal bank accounts in the State of Connecticut.

           5.14  Connecticut Employment.

                     (a) The Company shall create jobs in the State of Connecticut and shall use its best efforts to employ residents of Connecticut in these jobs.

                     (b) If the Company is located in an enterprise zone designated pursuant to Section 32-70 of the Connecticut General Statutes, the Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) within the State of Connecticut without first obtaining the express written consent of the Holder, which consent will not be unreasonably withheld. If the Company relocates within the State of Connecticut, it will offer employment at its new location to its employees from the original location if such employment is available.

                     (c) The Company shall furnish to the Holder copies of the quarterly reports filed by the Company and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as the Holder may reasonably request to verify the creation or retention of Connecticut employment.

                     (d) The Company hereby authorizes the Holder to examine, and will at any time at the request of the Holder provide Holder with such additional authorization satisfactory to the Connecticut Department of Labor as may be necessary to enable the Holder to examine all records of such Department relating to the Company and/or any of its subsidiaries.

           5.15 Equal Opportunity. The Company agrees and warrants that it is an equal opportunity employer and that it does not discriminate. The Company further agrees and warrants that:

                     (a) The Company will not discriminate or permit discrimination against any employee or applicant for employment because of sex, sexual orientation, race, color, religious creed, age, marital status, mental retardation, physical disability, national origin, or ancestry. Such action shall include, but not be limited to, the following: Employment upgrading, demotion or transfer; recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

                     (b) The Company will take affirmative action to insure that applicants with job-related qualifications are employed.

                     (c) The Company will, in its solicitations for employees, state that it is an "affirmative action-equal opportunity employer."

                     (d) The Company will provide each labor union or representative of workers with which the Company has a collective bargaining agreement or other contract or understanding and each vendor with which the Company has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the "CHRO") and to post copies of the notice in conspicuous places available to employees and applicants for employment.

                     (e) The Company will cooperate with the Holder, the State of Connecticut and/or any of its agencies and the CHRO to insure that the purpose of this equal opportunity clause is being carried out.

                     (f) The Company will comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access to pertinent books, records, and accounts concerning the contractor's employment practices and procedures.

                     (g) The Company will comply with all of the requirements set out by Section 4a-60 of the Connecticut General Statutes, as it may be amended.

                     (h) The Company will post a clearly visible notice of its acceptance of the foregoing equal employment opportunity provisions at its place of business.

           5.16 Certain Distributions/Payments. The Company will not and will not permit any subsidiary (except a 100% subsidiary) to make any direct or indirect redemption, purchase or other acquisition of any of the Company's capital stock (or any warrant, option or other right with respect to such stock) except in any case stock, warrants, options or other rights owned by the Holder or purchased from employees of the Company.

           5.17 No Conversion Rights. The Company shall not issue any shares of stock in the Company that have conversion rights without obtaining the written consent in advance of a majority of the Holders.

           5.18 Constitution of Board of Directors. Not later than March 15, 1996, the Company will expand its Board of Directors (the "Board") to include two additional members and will maintain two such additional members on its Board, each of whom shall be an individual having no financial relationship with the Company or any of Charles Bakes, Lewis Bakes, Bessie Spitzer, Mark Spitzer or David Wells (collectively, the "Founders"), other than stock ownership or rights to acquire equity ownership in the Company, and who, in the reasonable judgment of the Founders, are knowledgeable about the Company's industry or technology, or both.

SECTION 6. CLOSING AND CONDITIONS TO CLOSING. The closing (the "Closing") of the purchase and sale of the Shares shall be held at such date (the "Closing Date") that the Company fulfills the conditions of closing set forth in this Section 6. The Company has, or before the Closing will have, authorized the issuance and sale of the Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell the Shares to the Holder, and the Holder will purchase the Shares from the Company at the Closing, for the aggregate price of $640,000. The place of the Closing, including the place of delivery to the Holder by the Company of the Shares and the place of payment to the Company by the Holder of the purchase price for the Shares, shall be at the offices of Pullman & Comley, LLC, 850 Main Street, Bridgeport, Connecticut 06604, or such other place as shall have been agreed to by the Company and the Holder. At the Closing, the Holder shall pay the Company the purchase price by cash, check or wire transfer, and the Company shall deliver the Holder a certificate representing the Shares, registered in the Holder's name (or in such name or names as Holder shall request before the Closing). Notwithstanding any other provisions of this Agreement, if the conditions to the Closing set forth in this
Section 6 are not satisfied on or before January 1, 1996, the Holder may in its absolute discretion at any time thereafter terminate its obligations under this Agreement and have not further responsibilities hereunder. The obligation of the Holder to purchase the Shares to be purchased by it at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

           6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all respects at the Closing as if made at and as of the Closing and with respect thereto, after giving effect to the sale and issuance of the Shares at the Closing.

           6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been so performed or complied with in all respects.

           6.3 Secretary's Certificate. The Holder shall have received a certificate from the Secretary of the Company, substantially in the form of Exhibit A to this Agreement, dated the Closing Date, with respect to the matters therein set forth.

           6.4 Opinion of Company Counsel. The Holder shall have received from Kleban & Samor, P.C., counsel to the Company, an opinion addressed to it, dated the Closing Date, to the effect and in substantially the form set forth in Exhibit B hereto.

           6.5 Legal Investment. At the time of the Closing, the purchase of the Shares to be purchased by the Holder hereunder and of the Conversion Shares shall be legally permitted by all laws and regulations to which it and the Company are subject.

           6.6 Qualifications. All authorizations, approvals, consents or permits of any governmental authority, regulatory body or third party that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, the conversion of the Shares or the issuance of the Conversion Shares upon such conversion shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Shares.

           6.7 Proceedings and Documents. All corporate and other proceedings taken by the Company in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder and special counsel for the Holder.

           6.8 Officers' and Shareholders' Certificates. The Holder shall have received the Officers' Agreement, executed by certain designated officers of the Company, to the effect and substantially in the form set forth in Exhibit C to this Agreement, and the Shareholders' Agreement, executed by certain designated Shareholders of the Company, to the effect and substantially in the form set forth in Exhibit D to this Agreement.

           6.9 Stock Put and Call Agreement. The Holder shall have received the Stock Put and Call Agreement executed and delivered by the Company to the effect and substantially in the form set forth in Exhibit E to this Agreement.

           6.10 Good Standing Certificates. The Company shall have delivered to the Holder a certificate of recent date from the Secretary of State of the State of Connecticut with respect to the Company's due incorporation, good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes, and, certificates from the Secretary of State in each jurisdiction in which the Company or any subsidiary is required to be qualified to do business with respect to the Company's or such subsidiary's good standing and due authorization to conduct business therein and payment of all qualification fees.

           6.11 Tax Matters. The Company shall have delivered to the Holder tax clearance letters to Connecticut Department of Revenue Services with respect to the corporation business and sales and use tax respecting the Company and each subsidiary.

           6.12 Commitment Fee. The Company shall have paid to the Holder a commitment fee of $6,400, which will be non-refundable if the Company does not satisfy all of its conditions precedent to the Closing set forth in this Section 6 and the Closing does not occur.

SECTION 7.  MISCELLANEOUS.

           7.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

           7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing and any investigation made by the Holder.

           7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

           7.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waive, discharged or terminated, except by a written instrument signed by the Company and the Holder.

           7.5 Notices, etc.

                     (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic mean, addressed (a) if to the Holder, at 40 Cold Spring Road, Rocky Mill, Connecticut 06067,
           Attention: Executive Director, or at such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at 969 High Ridge Road, Suite 205, Stamford, Connecticut 06905, or at such other address as the Company shall have furnished to the Holder and each such other holder in writing.

                     (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

           7.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Agreement or any other documents delivered pursuant to this Agreement shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any breach or default under this Agreement, or any waiver on the part of the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any of such other documents or by law or otherwise afforded to the holder, shall be cumulative and not alternative.

           7.7 Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           7.8       Legal Fees and Expenses.

                     (a) The Company will pay the reasonable legal fees and out-of-pocket expenses of special counsel to the Holder with respect to this Agreement and the transactions contemplated hereby, whether or not the Investment closes. The Company shall also pay the reasonable legal fees and the fees of experts and consultants engaged by the Holder incurred with respect to the enforcement of any of the Financing Documents and/or with respect to responding to any request made by the Company for the consent of the Holders to any action that the Company wishes to take that is either barred under terms of any Financing Documents or requires the consent of the Holder therefor.

           7.9 Waiver. THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTION 52-278a TO 52-278g INCLUSIVE, OR BY ANY OTHER APPLICABLE LAW, STATE OR FEDERAL, HEREBY WAIVES ITS RIGHTS TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGEMENT REMEDY WHICH THE HOLDER, AND/OR THE SUCCESSORS OR ASSIGNS OF THE HOLDER MAY DESIRE TO USE.

           7.10 Titles and Subtitles. The titles of the section and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

           7.11 Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date written above.


                                         INTERNATIONAL
                                         TELECOMMUNICATION DATA
                                         SYSTEMS, INC.


                                         By: /s/ Lewis D. Bakes
                                             ---------------------------------

                                         Title: VP
                                                ------------------------------



                                         CONNECTICUT INNOVATIONS,
                                         INCORPORATED


                                         By: /s/ Victor R. Budnick
                                             ---------------------------------

                                         Title: President & Executive Director
                                                ------------------------------

                         INTERNATIONAL TELECOMMUNICATION
                               DATA SYSTEMS, INC.

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

      Connecticut Innovations, Incorporated ("CII") and ITDS hereby amend the Class C Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") by and between ITDS (Connecticut) and CII dated December 11, 1995, by (i) deleting Section 5.8 effective as of the date hereof, (ii) deleting Sections 5.13, 5.14, 5.16, 5.17 and 5.18 effective upon the closing of an initial underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of ITDS (the "Offering") and the repayment of indebtedness of ITDS to CII pursuant to a Promissory Note dated December 1994 in the original principal amount of $389,472 and a Promissory Note dated June 1995 in the original principal amount of $1,485,000 and (iii) deleting the definition of "Registrable Securities" in Section 4.1 and replacing it with the following:
"Registrable Securities" shall mean any shares of Common Stock of the Company issuable upon exercise of warrants held by the Holder on September 27, 1996 and the Conversion Shares into which the Shares are convertible, less any Shares (or Conversion Shares into which such Shares shall have been converted) theretofore sold to the public or in a private placement.